Exhibit 3.1

Restated Articles of Incorporation

of

Innovative Payment Solutions, Inc.

Filed with the Nevada Secretary of State on October 3, 2025

Filed in the Office of	Business Number E0466592013-0
FVAguilar	Filing Number 20255221099
Secretary of State State Of Nevada	Filed On 10/3/2025 2:57:00 PM
	Number of Pages 14

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

INNOVATIVE PAYMENT SOLUTIONS, INC.

Entity or Nevada Business Identification Number (NVID): NV20131569309

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☒ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 55.31 %

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 10/3/25 Time: 3:00 p.m. (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. **The articles have been amended as follows: (provide article numbers, if available)** Authorize an increase of shares authorized to 1.6 Billion (attach additional page(s) if necessary)
6. Signature: (Required)	X William D. Corbett (signature) CEO Signature of Officer or Authorized Signer Title X ______________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

The entity shall be authorized to increase authorized ~~Com~~ shares to 1.6 Billion of which 1.5 Billion will be common shares and 100,000,000 will be preferred

STATE OF NEVADA

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
INNOVATIVE PAYMENT SOLUTIONS, INC.

Innovative Payment Solutions, Inc. (Entity No. E0466592013-0; Nevada Business ID No. NV20131569309) (the **"Corporation"**), a corporation organized and existing under the laws of the State of Nevada on September 13, 2013, in accordance with and pursuant to Sections 78.385 and 78.390 of the Nevada Corporation Law, NRS § 78.385 and 78.390, hereby amends and restates its Articles of Incorporation for the purpose of integrating into a single document the original articles of incorporation together with the amendments.

The undersigned person, being the Chairman and Chief Executive Officer of the Corporation, hereby certifies that the Amended and Restated Articles of Incorporation set forth hereinafter (**"Amended and Restated Articles"**) were authorized and have been approved and adopted by the Corporation through the written consent of shareholders holding a majority of the voting power of the Corporation in and by a Written Consent of Shareholders of Innovative Payment Solutions, Inc., dated as of September 30, 2025.

ARTICLE I
NAME OF CORPORATION

1.1 The name of the Corporation is INNOVATIVE PAYMENT SOLUTIONS, INC.

ARTICLE II
REGISTERED OFFICE/REGISTERED AGENT

2.1 The Registered Office of the Corporation in the State of Nevada shall be located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 (USA).

2.2 The Registered Agent for the Corporation in the State of Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501 (USA).

2.3 The Board of Directors is authorized to change the Registered Office of the Corporation to any address within the State of Nevada as the Board of Directors may determine from time to time. The Board is further authorized to change the Registered Agent at any time.

ARTICLE III
PURPOSES & DURATION

3.1 The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Corporation Law.

3.2 The duration of the Corporation shall be perpetual.

ARTICLE IV
CORPORATE SEAL

4.1 The Corporation may, if authorized and approved by the Board of Directors, adopt a Seal for the Corporation. The Seal shall have inscribed upon it the name of the Corporation and other designations as the Board of Directors may determine from time to time.

4.2 The Corporation may have for use in any place or places outside the State of Nevada, and at any office other than the principal executive offices of the Corporation, a duplicate or alternate Seal, which shall be a facsimile of the Seal and have such designations on it as the Board of Directors shall determine from time to time.

ARTICLE V
AUTHORIZED SHARES; CLASSES & SPECIAL RIGHTS

5.1 AUTHORIZED SHARES

5.11 The Corporation is authorized to issue a maximum of 1,600,000,000 shares of capital stock (the "**Shares**"), at a par value of $0.0001 per Share, divided into and among the following classes:

COMMON SHARES – 1,500,000,000
PREFERRED SHARES – 100,000,000

5.12 The number of Shares authorized hereinabove, in any or all of the classes of Shares as authorized, may be increased or decreased (but not below the number of Shares issued and outstanding) by amendment to these Amended and Restated Articles and/or as may be specified in the Bylaws of the Corporation ("**Bylaws**").

5.2 SPECIAL RIGHTS; IN GENERAL

5.21 Each of the Shares issued in a class, or in any series within a class, has the special rights attaching thereto and shall rank *in pari passu* with all other Shares in the same class or series, as the case may be.

5.22 Except for the special rights attaching to Shares in a class, or in any series within a class, each Share shall rank *in pari passu* with all other Shares and shall be subject to such restrictions and limitations, including restrictions on transferability, as may be set forth in these Amended and Restated Articles and/or the Bylaws, or in any agreement executed by or among shareholders of the Corporation ("**Shareholders**").

5.3 SPECIAL RIGHTS; COMMON SHARES

5.31 The special rights attaching to each Common Share entitle the holder to:

(a) Receive notice of, attend and speak at annual and special meetings of Shareholders, with unlimited voting rights on any matter presented to, voted on or decided by Shareholders;

(b) One (1) vote in respect of each such Common Share as to any matter presented, voted on or decided at any annual or special meeting of Shareholders;

(c) Receive dividends that may be declared from time to time by the Board of Directors; and

(d) Participate in the dissolution and liquidation of the Corporation, subject to any special rights granted to holders of Preferred Shares or any series thereof, under or pursuant to Article 5.4 of these Amended and Restated Articles.

5.4 SPECIAL RIGHTS; PREFERRED SHARES

5.41 The Board of Directors is authorized to provide for the issuance of Preferred Shares in one or more series and to establish the number of Preferred Shares to be included in each such series and to establish or fix the designations, powers, preferences and rights (including voting rights, if any) of the Preferred Shares issued in each such series and any qualifications, limitations and restrictions thereof.

5.42 Subject to any special rights established by the Board of Directors upon the issuance of Preferred Shares, or any series thereof, the special rights attaching to each Preferred Share entitle the holder to:

(a) No right to receive notice of, attend or speak at annual or special meetings of Shareholders, with no right to vote on any matter presented to, voted on or decided by Shareholders at any such meeting, unless and to the extent that (1) voting rights are established by the Board of Directors upon the issuance of Preferred Shares or any series thereof, or (2) any Preferred Shares, in a class or any series established by the Board, are converted to Common Shares in accordance with any conversion rights attaching thereto; provided, however, each Preferred Share, prior to conversion, shall entitle the holder to receive notice of and to attend and vote at any annual or special meeting of Shareholders, in each case having the right to cast one (1) vote in respect of each such Share on an "as converted" basis, on or with respect to any matter requiring a vote of the Preferred Shares or the vote of all classes of Shares;

(b) Have each such Preferred Share converted or convertible to a Common Share in accordance with any conversion rights established in or pursuant to Article 6.2 hereof;

(c) Receive dividends in accordance with any special rights established or created by the Board of Directors upon the issuance thereof; and

(d) Participate in the dissolution and liquidation of the Corporation in accordance with any special rights and preferences established or created by the Board of Directors upon the issuance thereof.

ARTICLE VI
CONVERTIBLE RIGHTS

6.1 COMMON SHARES

Common Shares have no convertible rights attaching thereto.

6.2 PREFERRED SHARES

Each holder of Preferred Shares or any series thereof shall have such rights (or obligations) to convert to Common Shares, and upon such terms and conditions, as may be established or fixed by the Board of Directors upon the issuance of Preferred Shares or any series thereof, in each case in accordance with and pursuant to the authority granted to the Board of Directors in Article 5.4; provided, however, any waiting period(s) imposed as a condition to the exercise of any convertible rights attaching to Preferred Shares or any series thereof shall lapse immediately upon the occurrence of such events as may be specified by the Board of Directors upon the issuance of Preferred Shares or may be set forth in the Bylaws.

ARTICLE VII
STOCK REGISTER; STOCK CERTIFICATES

7.1 STOCK REGISTER

7.11 The Corporation shall maintain a Stock Register in which there will be recorded the issuance of Shares, by class and series, the certificate evidencing such Shares, the date of issuance, the name and address of the Person to whom each certificate is issued, a record of any transfer, in whole or in part, of the Shares represented thereby, and a similar record of any certificate(s) representing the Shares so transferred. Alternatively, the Board of Directors may from time to time determine that Shares may be issued on an uncertificated basis as provided in the Bylaws or otherwise by digital entries in the Stock Register and/or in the records maintained by any transfer agent of the Corporation.

7.12 Each Share issued within a class or in any series confers the rights attaching thereto only upon the holder of such Shares that appears of record in the Stock Register. Unless otherwise determined by the Board of Directors, each Share is negotiable but may only be transferred on the books of the Corporation and is subject to varying rights, privileges, restrictions and limitations specified in these Amended and Restated Articles and/or the

Bylaws or as may be established or fixed by the Board in accordance with and pursuant to the authority granted in these Amended and Restated Articles.

7.2 CLOSING OF REGISTER; RECORD DATE

7.21 In order that the Corporation may determine the Shareholders (a) that are entitled to notice of, and to vote at, any annual or special meeting of Shareholders, (b) that are entitled to receive payment of any Dividend or other distribution, or (c) for any other proper purpose, the Board of Directors may in each case require that the Stock Register be closed for transfers for a stated period that does not exceed forty-five (45) days. If the Stock Register is closed for the purpose of determining Shareholders entitled to notice of, and to vote at, any annual or special meeting of Shareholders, the Stock Register shall be closed for at least ten (10) days immediately preceding the meeting.

7.22 In lieu of closing the Stock Register, the Board may fix in advance or arrears a date as the record date for any determination of Shareholders entitled to notice of, and to vote at, any annual or special meeting of Shareholders, or for the purpose of determining the Shareholders entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Shareholders for any other purpose.

ARTICLE VIII
ISSUANCE OF SHARES, DEBT & OTHER SECURITIES

8.1 ISSUANCE OF SHARES

8.11 Subject to these Amended and Restated Articles, and without prejudice to rights attaching to Shares issued and outstanding, the Board of Directors shall have the power and authority to:

(a) Issue, offer, allot, sell or offer to sell and otherwise dispose of, redeem or repurchase Shares and to grant stock options and convertible securities, in or with respect to any class of Shares or any series thereof, in each case having the special rights set forth or specified in these Amended and Restated Articles or as may be established or fixed by the Board of Directors upon the issuance thereof, to such Persons and at such times and for such cash consideration or for such property, real or personal, or services, and on such terms and conditions as the Board, in its sole discretion, may establish or fix from time to time;

(b) Divide, reclassify and allocate unissued Shares into different classes or any series within a class, and eliminate or remove any class or series in respect of which there are no issued and outstanding Shares;

(c) Divide Shares issued within a class or any series thereof into a larger number of Shares of the same class or series, as the case may be; and

(d) Combine the Shares, including issued Shares, within a class or any series, into a smaller number of Shares of the same class or series.

8.12 Any special rights attaching or made applicable to Shares in any class, or in any series in a class, as authorized in these Amended and Restated Articles shall attach to such Shares upon their issuance within any such class or series, as the case may be.

8.2 REVERSE STOCK SPLITS

8.21 The Board of Directors may, by unanimous vote or written consent, effect one or more reverse stock splits of the Corporation's outstanding Shares without further action by the Shareholders, at such ratio(s) and time(s) as the Board may determine from time to time; *provided, however*, that no such reverse stock split shall result in the number of issued and outstanding Shares being reduced below Five Million (5,000,000).

8.3 FORM OF SHARES; CURRENCY

8.31 The Corporation may only issue Shares in registered form. The issuance of bearer shares by the Corporation is not permitted except to the extent that they may be allowed or permitted under applicable law.

8.32 Shares shall be issued, as the Board of Directors may determine in its sole discretion, either in the currency of the United States of America or in any other currency or medium of exchange, whether in physical, electronic or digital form.

8.33 The Corporation shall not issue fractions of a Share or fractional Shares.

8.4 TREASURY SHARES; COMPENSATION PLANS & OPTIONS

8.41 Treasury shares of the Corporation (**"Treasury Shares"**) may be retained, held or cancelled by the Corporation or they may be transferred or disposed of upon such terms and conditions (not otherwise inconsistent with these Amended and Restated Articles) as the Board of Directors may authorize or approve from time to time.

8.42 In or pursuant to any compensation plan adopted by the Corporation, the Board of Directors may make grants or awards of Shares issued by the Corporation or held as Treasury Shares, in either case with or without vesting, deferral or other restrictions and conditions, and may grant stock options and convertible securities; or the Board of Directors may adopt phantom schemes that do not require the issuance of Shares.

8.43 The Board of Directors shall only be entitled to issue stock options over or with respect to Common Shares (and not Preferred Shares or other securities of the Corporation). Stock options granted by the Corporation shall be issued at fair market value as determined by the Board of Directors in its sole discretion.

8.5 CAPITAL ADJUSTMENTS; SURPLUS

8.51 Subject to any restriction or any requirement under these Amended and Restated Articles or in the Bylaws, the capital of the Corporation, upon authorization or approval by the Board of Directors, may be (a) increased by transferring an amount of the surplus of the Corporation to capital, and (b) reduced by transferring an amount of the capital of the Corporation to surplus.

8.52 Where the Corporation reduces its capital, the Corporation may (a) return to Shareholders any amount received by the Corporation upon the issuance of Shares, (b) purchase, redeem or otherwise acquire Shares out of capital, or (c) cancel any capital that is lost or not represented by assets having a realizable value.

8.53 The Corporation may with approval of the Board of Directors include in the computation of surplus for any purpose the unrealized appreciation of the assets of the Corporation. In the absence of fraud, the decision of the Board of Directors as to the value of the assets shall be conclusive.

8.6 CONSIDERATION & PAYMENT

8.61 Shares may be issued for such consideration and under such terms as the Board of Directors may determine from time to time. In the absence of fraud, the decision of the Board as to the value of the consideration received by the Corporation in respect of any issue of Shares shall be conclusive.

8.62 Shares shall not be issued by the Corporation until the consideration in respect thereof is fully paid or any payment obligation, or any services to be provided to the Corporation, with respect to such consideration has been memorialized in a fully-executed written instrument and approved by the Board of Directors. Upon issuance, all Shares shall be fully paid and non-assessable for all purposes, except that any Share issued for a promissory note or other payment obligation to the Corporation shall be subject to any lien and forfeiture provisions contained in the Bylaws.

8.63 Subject to approval by the Board of Directors, Shares may be issued for services rendered or to be rendered, personal property (tangible or intangible), an estate in real property, a promissory note or other binding obligation to contribute money or property to the Corporation, or for any combination of the foregoing.

8.7 PURCHASE & REDEMPTION

8.71 The Corporation may, with the approval of the Board of Directors, subject only to these Amended and Restated Articles and to applicable law, purchase, redeem and/or or dispose of its own Shares. Shares that are purchased or redeemed by the Corporation may be cancelled or held as Treasury Shares or may be transferred or disposed of upon such terms and conditions as the Board may authorize or approve.

8.72 No purchase or redemption of Shares by the Corporation shall be made unless the Board of Directors determines that, immediately after any such purchase or redemption, the value of the Corporation's assets exceeds it liabilities and the Corporation is or will be able to pay its debts as they become due. In the absence of fraud, the decision of the Board with respect to the value of the Corporation's assets shall be conclusive.

8.73 A determination by the Board of Directors under Article 8.72 shall not be required where Shares are purchased, redeemed or otherwise acquired (a) pursuant to the right of a Shareholder to have his/her Shares redeemed or exchanged for money or other property of the Corporation, (b) by the exercise of any option or preemptive right by the Corporation to purchase Shares, in any class or series, from a Shareholder seeking to transfer or dispose of such Shares, (c) by virtue of any increase or decrease in, or any transfer of, the capital of the Corporation, or (d) pursuant to an order issued by a court of competent jurisdiction.

8.74 Shares that are held by the Corporation as Treasury Shares shall not be entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for the purpose of determining the capital of the Corporation.

8.8 LIENS & ENFORCEMENT

8.81 The Corporation has a first and paramount lien on every Share issued for a promissory note or for any other obligation to contribute money, services or property, or any combination thereof, to the Corporation, registered in the name of any Shareholder, either alone or jointly with any other Person, for any amount payable for Shares, whether or not the payment due date has arrived. The lien extends to all Dividends from time to time declared or other moneys payable in respect of the Shares, but the Board of Directors may at any time declare any Share to be exempt, in whole or in part, from this Article.

8.82 To enforce any lien on Shares as provided herein, the Corporation may sell, in such manner as the Board of Directors thinks fit, any Shares subject to any such lien if (a) the due date for payment of any amount owed for or with respect to such Shares has arrived, and (b) payment is not made within fourteen (14) days after a written notice demanding payment of the balance owed and advising of the Corporation's intent to sell such Shares has been delivered to the holder of such Shares or the Person(s) entitled by transmission to the Shares. To give effect to a sale of Shares, the Board may authorize any natural person to execute an instrument of transfer of the Shares in the name and on behalf of the holder or the person entitled by transmission to the Shares. If the Shares are uncertificated, the Board may exercise any of the Corporation's powers under this Certificate or granted by applicable law to transfer the Shares to, or in accordance with the directions of, the purchaser. Any purchaser of such Shares shall have no obligation to verify or confirm the application of the purchase money and his/her title to such Shares shall not be affected by any irregularity in or invalidity of the lien enforcement action or proceedings connected with the sale.

8.83 The net proceeds of any sale of Shares pursuant to the enforcement of the Corporation's lien on unpaid Shares, after payment of costs and expenses incurred by the Corporation in connection with the sale, shall be applied first to payment or satisfaction of the balance owed the Corporation in respect of the Shares that were subject to the lien. Any portion of the net proceeds from any such sale, once all amounts owed to the Corporation are paid in full and any certificate(s) representing the Shares prior to such sale are surrendered to the Corporation and cancelled or, if such certificate(s) has been lost or destroyed, an appropriate instrument of indemnity is given to the Corporation, shall be paid to the former holder of such Shares or the Person entitled by transmission to the Shares immediately prior to the sale.

8.9 FORFEITURE

8.91 When Shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the provisions contained in this Article 8.9 shall apply.

8.92 Written notice specifying a date for payment to be made and the Shares in respect of which payment is to be made shall be served on the Shareholder that defaults in making payment pursuant to a promissory note or other written obligation to pay a debt. The written notice specifying a date for payment shall (a) name a further date not earlier than the expiration of fourteen (14) days from the date of service of the notice on or before which payment required by the notice is to be made, and (b) contain a statement that, in the event of non-payment at or before the time named in such notice, the Shares in respect of which payment is not made shall be subject to forfeiture.

8.93 Where a written notice has been issued and the payment obligation has not been satisfied or discharged within the prescribed time; the Board of Directors may at any time before receipt of payment order a forfeiture and cancellation of the Shares to which the notice relates.

8.94 The Corporation is under no obligation to refund any money to a Shareholder whose Shares have been forfeited and cancelled pursuant to the provisions contained herein. Upon forfeiture and cancellation of the Shares, the Shareholder is discharged from any further obligation to the Corporation with respect to the Shares forfeited and cancelled.

8.10 ISSUANCE OF DEBT INSTRUMENTS & OTHER SECURITIES

8.101 The Corporation shall be empowered to issue bonds, notes and other debt instruments, whether in the form of physical instruments or in electronic or digital form, and in any media as the Board of Directors may determine in its sole discretion. Bonds, notes or other debt instruments issued in registered form may not be exchanged or converted into bearer form without the approval or authorization of the Board.

8.102 The Corporation may only issue bonds, notes and other debt instruments or securities upon and pursuant to a resolution or written consent of the Board of Directors. Subject to this Certificate and to applicable law, the Corporation's issuance of debt or other securities shall be upon such terms as the Board of Directors may determine.

ARTICLE IX
SHAREHOLDER MEETINGS

9.1 SHAREHOLDER MEETINGS; BOOKS

9.11 Meetings of Shareholders may be held within or without the state of Nevada as the Bylaws may specify or designate, provided that all such meetings are or shall be held in or within the United States and its territories.

9.12 The books of the Corporation may be kept (subject to any provision contained in the Nevada Corporation Law or other applicable law) outside the state of Nevada at such place or places as may be designated from time to time by the Bylaws or by the Board of Directors.

ARTICLE X
BOARD OF DIRECTORS; GENERAL POWERS

10.1 GENERAL POWERS

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority express conferred upon them by the Nevada Corporation Law or other statute or by these Amended and Restated Articles or the Bylaws, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

10.2 POWER TO ADOPT, AMEND OR REPEAL BYLAWS

10.21 In furtherance and not in limitation of the powers conferred by the Nevada Corporation Law and other statutes, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least two-thirds the Board of Directors then in office shall be required in order for the Board of Directors to adopt, alter, amend or repeal the Bylaws of the Corporation. Subject to the foregoing (and without limitation thereof), the Bylaws may not be altered, amended or repealed except in accordance with the foregoing or as set forth in the applicable provisions of the Bylaws.

10.22 No Bylaw hereafter legally adopted, altered, amended or repealed shall invalidate any prior act of the Directors or Officers of the Corporation that would have been valid if such Bylaw had not been adopted altered, amended or repealed.

ARTICLE XI
AMENDMENTS

11.1 AMENDMENTS

11.11 Except as otherwise required or authorized in these Amended and Restated Articles, or as otherwise required under the Nevada Corporation Law, these Amended and Restated Articles may only be amended or modified in accordance with and pursuant to the authority and approval of (a) the affirmative vote of at least a majority (or 50.01%) of the issued and outstanding Common Shares, together with the holders of Preferred Shares (voting together with the Common Stock as a single class to the extent of any voting rights for Preferred Shares, either as a class or in any series thereof that may be established by the Board of the Directors at the time of issuance) present and entitled to vote at any meeting of Shareholders.

11.12 Notwithstanding anything to the contrary herein, within the limits of the Shares authorized for issuance by these Amended and Restated Articles of Incorporation, the Corporation may, pursuant to the authority and approval contained in a unanimous resolution or written consent of the Board of Directors then in office (and without any requirement of approval, consent or resolution of Shareholders), amend these Amended and Restated Articles to establish new or additional classes of Shares, or any series within a class, in each case with (or without) such powers, designations, preferences and other rights, and subject to such qualifications, limitations and restrictions, as may be established or fixed by the Board upon the issuance thereof, and to execute, file and amend these Amended and Restated Articles or the Bylaws as may be required or permitted under the Nevada Corporation Law.

ARTICLE XII
RESTATEMENT & CERTIFICATION

12.1 RESTATEMENT

These Amended and Restated Articles have been duly adopted in accordance with Sections 78.385 and 78.390 of the Nevada Corporation Law and amend, restate and supersede the original Articles of Incorporation of the Corporation and all prior amendments thereto. These Amended and Restated Articles shall become effective upon filing with the office of the Nevada Secretary of State.

12.2 CERTIFICATION

In accordance with the Certificate set forth hereinabove, the Corporation, acting by and through its Chairman and Chief Executive Officer, certifies that the above and foregoing Amended and Restated Articles have been adopted by the Corporation as of the 30th day of September, 2025.

INNOVATIVE PAYMENT SOLUTIONS, INC.
a Nevada corporation

By: ______________________
Name: William D. Corbett
Title: Chairman and Chief Executive Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Innovative Payment Solutions, Inc.

Nevada Business Identification # NV20131569309
Expiration Date: 09/30/2026

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/06/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202510066150497
You may verify this certificate
online at https://www.nvsilverflume.gov/home